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                            CERTIFICATE OF AMENDMENT
                                       TO

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION
                                       OF

                             EARTHWATCH INCORPORATED

               (Pursuant to Section 242 of the General Corporation
                          Law of the State of Delaware)


     EarthWatch Incorporated, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies:

     FIRST, that the Board of Directors of the Corporation duly adopted resolutions proposing and declaring advisable the following amendments to the Amended and Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware:

     RESOLVED, that the Board of Directors of the Corporation deems and declares advisable the following amendments to the Certificate of Incorporation:

     1. To amend Section 3, Article IV paragraph B3 to read in its entirety as follows:

          3.   Dividends.
               ---------


        (a) Beginning on the Original Issue Date and ending on the fourth anniversary of the earlier to occur of (i) receipt by the Corporation of the FCC Approval and (ii) October 31, 1999, the Holders shall be entitled to receive, whether or not dividends are declared by the Board out of funds of the Corporation, cumulative preferential dividends from the Original Issue Date of the Series A Preferred Stock at an annual rate equal to 7% (the "Dividend Rate") of the Liquidation Preference in effect from time to
           -------------
     time and no more. During such period, dividends may be paid, at the Corporation's option, in cash or by the issuance of additional shares of Series A Preferred Stock (including fractional shares) having an aggregate Liquidation Preference equal to the amount of such dividends. The issuance of such additional shares of Series A Preferred Stock will constitute "payment" of the related dividend for all purposes of the Certificate of Designations; provided, however, that, the Corporation shall pay the same
                   --------  -------
     form of dividends and in the same proportion (i.e., either cash or additional shares, as the case may be, at its sole discretion) hereunder, to the extent it pays dividends, on each Dividend Payment Date on each of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock.

                                  EXHIBIt 3.3
                                       1
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        (b) Beginning on the first day after the fourth anniversary of the earlier to occur of (i) receipt by the Corporation of the FCC Approval and
     (ii) October 31, 1999, the Holders shall be entitled to receive, when, as and if declared by the Board, but only out of funds legally available therefor, distributions in the form of cash dividends on each share of Series A Preferred Stock at an annual rate equal to 7% of the Liquidation Preference in effect from time to time and no more.

     2. To amend Section 3, Article IV paragraph C3 to read in its entirety as follows:

             3.  Dividends.
                 ---------

        (a) Beginning on the Original Issue Date and ending on the fourth anniversary of the earlier to occur of (i) receipt by the Corporation of the FCC Approval and (ii) October 31, 1999, the Holders shall be entitled to receive, whether or not dividends are declared by the Board out of funds of the Corporation, cumulative preferential dividends from the Original Issue Date of the Series B Preferred Stock at an annual rate equal to 7% (the "Dividend Rate") of the Liquidation Preference in effect from time to
           -------------
     time and no more. During such period, dividends may be paid, at the Corporation's option, in cash or by the issuance of additional shares of Series B Preferred Stock (including fractional shares) having an aggregate Liquidation Preference equal to the amount of such dividends. The issuance of such additional shares of Series B Preferred Stock will constitute "payment" of the related dividend for all purposes of the Certificate of Designations; provided, however, that, the Corporation shall pay the same
                   --------  -------
     form of dividends and in the same proportion (i.e., either cash or additional shares, as the case may be, at its sole discretion) hereunder, to the extent it pays dividends, on each Dividend Payment Date on each of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock.

        (b) Beginning on the first day after the fourth anniversary of the earlier to occur of (i) receipt by the Corporation of the FCC Approval and
     (ii) October 31, 1999, the Holders shall be entitled to receive, when, as and if declared by the Board, but only out of funds legally available therefor, distributions in the form of cash dividends on each share of Series B Preferred Stock at an annual rate equal to 7% of the Liquidation Preference in effect from time to time and no more.

     3. To amend Section 3, Article IV paragraph D3 to read in its entirety as follows:

             3.  Dividends.
                 ---------


        (a) Beginning on the Original Issue Date and ending on the fourth anniversary of the earlier to occur of (i) receipt by the Corporation of the FCC Approval and (ii) October 31, 1999, the Holders shall be entitled to receive, whether or not dividends are declared by the Board out of funds of the Corporation, cumulative preferential dividends from the Original Issue Date of the Series C Preferred Stock at an annual rate equal to 8.5% (the "Dividend Rate") of the Liquidation Preference in effect from time to
           -------------
     time and no more. During such period, dividends may be paid, at the Corporation's option, in cash or by the issuance of additional shares of Series C Preferred Stock (including fractional shares) having an aggregate Liquidation Preference equal to the amount of such dividends. The issuance of such additional shares of Series C Preferred Stock will constitute "payment" of the related dividend for all purposes of the Certificate of Designations; provided, however, that, the Corporation shall pay the same
                   --------  -------
     form of dividends and in the same proportion (i.e., either cash or additional shares, as the case

                                  EXHIBIT 3.3
                                       2
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     may be, at its sole discretion) hereunder, to the extent it pays dividends, on each Dividend Payment Date on each of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock.


        (b) Beginning on the first day after the fourth anniversary of the earlier to occur of (i) receipt by the Corporation of the FCC Approval and
     (ii) October 31, 1999, the Holders shall be entitled to receive, when, as and if declared by the Board, but only out of funds legally available therefor, distributions in the form of cash dividends on each share of Series C Preferred Stock at an annual rate equal to 8.5% of the Liquidation Preference in effect from time to time and no more.

     SECOND, that in lieu of a meeting and vote of stockholders, the stockholders of the Corporation having not less than the minimum number of votes necessary to authorize such action have given written consent to, and duly adopted, said amendments in accordance with the provisions of Sections 228(a) and 242 of the General Corporation Law of the State of Delaware, and written notices to any non-consenting stockholders have been given in accordance with
Section 228(e) of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate this 20th day of December, 2001.


                             EARTHWATCH INCORPORATED

                                   By: /s/ Henry E. Dubois
                                      --------------------------
                                      Henry E. Dubois
                                      Chief Financial Officer,
                                      Chief Operating Officer and
                                      Executive Vice President

                                  EXHIBIT 3.3
                                       3